Exhibit 1.1
Execution Version

SOFI TECHNOLOGIES, INC.
(a Delaware corporation)
54,545,454 Shares of Common Stock
UNDERWRITING AGREEMENT
Dated: December 4, 2025

SoFi Technologies, Inc.
(a Delaware corporation)
54,545,454 Shares of Common Stock
UNDERWRITING AGREEMENT
December 4, 2025
Goldman Sachs & Co. LLC
BofA Securities Inc.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Mizuho Securities USA LLC
c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o Deutsche Bank Securities Inc.
1 Columbus Circle
New York, New York 10019

c/o Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020

Ladies and Gentlemen:
SoFi Technologies, Inc., a Delaware corporation (the “Company”) confirms its agreement with Goldman Sachs & Co. LLC (“Goldman Sachs”), BofA Securities, Inc. (“BofA”), Citigroup Global Markets Inc. (“Citi”), Deutsche Bank Securities Inc. (“DB”) and Mizuho Securities USA LLC (“Mizuho”, and together with Goldman Sachs, BofA, Citi and DB, the “Underwriters”) with respect to the sale by Company and the purchase by the Underwriters of 54,545,454 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) (the “Firm Securities”) and, at the election of the Underwriters, up to 8,181,818 additional shares of Common Stock (the “Optional Securities” and, together with the Firm Securities, the “Securities”) in the respective amounts set forth in Schedule A hereto.
The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus (the “Base Prospectus”), on Form S-3 (No. 333-289046 ) (the “Initial Registration Statement”) covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”) and each “free writing prospectus” (as defined pursuant to Rule 405 under the 1933 Act) listed on Schedule C hereto. The various parts of the Initial Registration Statement, including all amendments thereto, exhibits thereto, any schedules thereto and the information contained in the form of final prospectus or final prospectus supplement (including the Base Prospectus) filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”)and deemed by virtue of Rule 430B or Rule 430C of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) to be part of the Initial Registration Statement are hereinafter collectively called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus or final prospectus supplement (including the Base Prospectus), in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).
As used in this Agreement:
“Applicable Time” means 6:50 P.M., New York City time, on December 4, 2025 or such other time as agreed by the Company and the Underwriters.
“General Disclosure Package” means the information included on Schedule B and Schedule C hereto, all considered together.
“Testing-the-Waters Communication” means any oral or written communication with potential investors in connection with the offer and sale of the Securities undertaken in reliance on Section 5(d) of, or Rule 163B under, the 1933 Act.
“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.
Section 1.Representations and Warranties.
(a)Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time and each Closing Time (as defined below), and agrees with each Underwriter, as follows:
(i)Registration Statement and Prospectuses. Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act . No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued by the Commission under the 1933 Act, no order preventing or suspending the use of the Prospectus has been issued by the Commission and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission. The Company has complied with each request (if any) from the Commission for additional information with respect to the Registration Statement or any amendment thereto.
(ii)Each of the Registration Statement and any post-effective amendment thereto prior to each Closing Time, at the time it became effective, the Applicable Time and each Closing

Time complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time and each Closing Time complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(iii)Accurate Disclosure. Neither the Registration Statement nor any amendment thereto prior to each Closing Time, at its effective time, on the date hereof or at each Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time and each Closing Time, the General Disclosure Package and the documents incorporated by reference therein did not include or will not include an untrue statement of a material fact or did not omit or will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto and the documents incorporated by reference therein, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at each Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein. For purposes of this Agreement, the only information so furnished by any Underwriter shall be the information in the eleventh and twelfth paragraphs under the heading “Underwriting” in the Prospectus (collectively, the “Underwriter Information”).
(iv)Incorporation of Documents by Reference. The documents incorporated or deemed to be incorporated by reference in the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), when they became effective or at the time they were or hereafter are filed with the Commission, complied and, at each Closing Time, will comply in all material respects with the requirements of the Securities Exchange Act of 1934 Act, as amended (the “1934 Act”) and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), to the extent applicable.
(v)Free Writing Prospectuses. Other than the Registration Statement, the Base Prospectus and the Prospectus, the Company has not, directly or indirectly, prepared, made, used, authorized, approved or referred to any “written communication” (as defined under Rule 405 of the 1933 Act Regulations) that constitutes an offer to sell or solicitation of any offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act or (ii) the documents listed on Schedule C hereto. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the 1933 Act (to the extent required thereby), does not conflict with the information contained in the Registration

Statement and, when taken together with the Base Prospectus accompanying, or delivered prior to the delivery of, such Issuer Free Writing Prospectus, did not, and as of each Closing Time will not, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Base Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in such Issuer Free Writing Prospectus or Base Prospectus , it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information.
(vi)Testing-the-Waters Materials. The Company (A) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Underwriters with entities that are qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act and (B) has not authorized anyone other than Goldman Sachs to engage in Testing-the-Waters Communications. The Company reconfirms that Goldman Sachs has been authorized to act on its behalf in undertaking Testing-the-Waters Communications to the extent as specifically authorized by the Company. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule B hereto.
(vii)Independent Accountants. Deloitte & Touche LLP, who certified the financial statements and supporting schedules included, or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent registered public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the Public Company Accounting Oversight Board.
(viii)Financial Statements. The financial statements of the Company and its consolidated subsidiaries included, or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, if any, included or incorporated by reference therein, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included, or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. All disclosures contained, or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply, in all material respects, with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for, in all material respects, and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or the documents incorporated by reference therein, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses.
(ix)No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus or the documents incorporated by reference therein, (A) there has been no material adverse change, or any development that would be reasonably expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) except as would not have a Material Adverse Effect, there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, and (C) except as would not have a Material Adverse Effect and except for regular semi-annual dividends on shares of the Company’s Series 1 redeemable preferred stock, par value $0.0000025 per share in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. Since the date of the latest financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, or as otherwise described therein (including in any “subsequent events” disclosure) there has not been any change in the capital stock (except for changes made in the ordinary course of business consistent with past practice pursuant to the Company’s equity plans in existence prior to the date of this Agreement, and other than the exercise of options and warrants outstanding prior to the date of this Agreement) or long-term debt of the Company or any of its subsidiaries. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus there has not been any damage, destruction or loss, whether or not covered by insurance, except for such occurrences, individually and collectively, that have not had, and would not reasonably be expected to result in, a Material Adverse Effect.
(x)Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus or in the documents incorporated by reference therein, and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing (where such concept exists) in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.
(xi)Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) (A) that is a corporation has been duly organized and is validly existing as a corporation in good standing (where such concept exists) under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus or in the documents incorporated by reference therein, and is duly qualified as a foreign corporation to transact business and is in good standing (where such concept exists) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, and (B) that is a limited liability company has been duly formed and is validly existing as a limited liability company in good standing (where such concept exists) under the laws of the jurisdiction of its formation, has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is duly qualified as a foreign limited liability company to transact business and is in good standing (where such concept exists) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in each case under clause (A) or (B) where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or in the documents incorporated by reference therein, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except with respect to any such Subsidiary that is a securitization trust, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only Subsidiaries of the Company are subsidiaries listed in Exhibit 21 (or omitted from such exhibit as set forth in the footnotes to such exhibit) to the Company’s Annual Report on Form 10-K, filed with the Commission on February 24, 2025, and those other subsidiaries that do not, collectively, constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.
(xii)Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus or in the documents incorporated by reference therein (except for subsequent issuances, if any, pursuant to reservations, agreements or compensation or employee benefit plans referred to in the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities, warrants or options referred to in the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company, and the Securities to be purchased by the Underwriters from the Company, have been duly authorized. The outstanding shares of capital stock of the Company have been validly issued and are fully paid and non-assessable, and, when issued, delivered and paid for in accordance with the terms of this Agreement, the Securities will be validly issued, fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued, and the issuance of the Securities will not be, in violation of the preemptive or other similar rights of any securityholder of the Company.
(xiii)Authorization of Agreement. The Company has full corporate power and authority to (A) enter into this Agreement and to consummate the transactions contemplated under this Agreement, and (B) authorize, execute, issue, and deliver the Common Stock as contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(xiv)Description of Securities. The Common Stock conforms in all material respects to all statements relating thereto contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability solely by reason of being such a holder.
(xv)Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or the documents incorporated by reference therein and have been waived or do not apply to this offering.
(xvi)Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its charter, by-laws or similar organizational documents, and neither the Company nor any of its Subsidiaries is (A) except for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), or (B) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not be reasonably likely to result in a Material Adverse Effect), nor will such action result in (Y) any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or (Z) except for such violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, a violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary of the Company.
(xvii)Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in the case of any of the foregoing, would result in a Material Adverse Effect.
(xviii)Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or in the documents incorporated by reference therein, there is no claim, action, suit, proceeding or investigation before or brought by any Governmental Entity, now pending, or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or, to the knowledge of the Company, otherwise involving the Company or any Subsidiary that is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus (other than as disclosed therein or the documents incorporated by reference therein), or which would be reasonably likely to result in a Material Adverse Effect, or which would be reasonably likely to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus or in the documents incorporated by reference therein, including ordinary routine litigation incidental to the business, would not be reasonably likely to result in a Material Adverse Effect.
(xix)Accuracy of Exhibits. There are no contracts or documents which are required under the 1933 Act or the 1933 Act Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described in all material respects and filed as required.
(xx)Accuracy of Descriptions. The statements in each of the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Capital Stock” insofar as such statements purport to constitute a summary of the terms of the Common Stock, the Company’s authorized, issued and unissued preferred stock, or the Company’s certificate of incorporation or by-laws, and insofar as they purport to describe the provisions of the documents referred to therein accurately present and summarize in all material respects, the matters referred to therein.
(xxi)Possession of Intellectual Property. The Company and its subsidiaries own or license or have rights to use, make, sell, and otherwise exploit, all Intellectual Property (as defined below) necessary for the conduct of the Company’s business as now conducted, except as such failure to own or license such rights would not have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) to the knowledge of the Company, there is no infringement, misappropriation or violation by other parties of any Intellectual Property described in the preceding sentence; (ii) there is no pending, or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others to which the Company or any of its subsidiaries is a party, or to the knowledge of the Company, otherwise challenging the Company’s or its Subsidiaries’ rights in or to, or exploitation of, any such Intellectual Property, and the Company has no knowledge of any facts which would form a reasonable basis for any such claim; (iii) to the knowledge of the Company, such Intellectual Property licensed to the Company have not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company has no knowledge of any facts which would form a reasonable basis for any such claim; and (iv) there is no pending or to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, the Company has not received any written notice of such claim and the Company has no knowledge of any other fact which would form a reasonable basis for any such claim. “Intellectual Property” shall mean all patents, patent rights, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures owned, licensed or used by the Company.
(xxii)Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or Governmental Entity or agency is required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as (i) have been already obtained or made, (ii) may be required under the 1933 Act or the 1933 Act Regulations, the rules of The Nasdaq Stock Market LLC, state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”), or (iii) with respect to the listing of the shares of Common Stock on The Nasdaq Stock Market LLC which will be made prior to each Closing Time.
(xxiii)Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies (collectively, “Governmental Licenses”) necessary to conduct the business now operated by them, except where the failure so to possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has knowledge of any proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.
(xxiv)Financial Services Laws. The Company and its Subsidiaries are and have been in compliance in all material respects with all applicable statutes, laws, rules, regulations and regulatory guidance related to the financial products and services provided by or on behalf of the Company and its business (collectively, “Financial Services Laws”). No review or audit of the Company (whether performed by the Company, a third party engaged by the Company or, to the knowledge of the Company, a governmental authority having authority to administer or prosecute violations of the Financial Services Laws) and its Subsidiaries related to such Financial Services Laws has identified any material noncompliance with such Financial Services Laws.
(xxv)Title to Property. The Company and its Subsidiaries have good and marketable title to all real property and personal property (other than Intellectual Property) owned by them, in each case, which is material to the business of the Company, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or in the documents incorporated by reference therein or (B) would not, individually or in the aggregate, materially adversely affect the value of such property, and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries in any material respect. All of the leases and subleases material to the business of the Company and its Subsidiaries, taken as a whole, and under which the Company or any of its Subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus or in the documents incorporated by reference therein, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, other than any such notices or claims that (x) are being contested in good faith by the Company or one of its Subsidiaries or (y) that would not reasonably be expected to have a Material Adverse Effect.

(xxvi)Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or in the documents incorporated by reference therein and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries.
(xxvii)No Broker’s Fees. The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.
(xxviii)Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the General Disclosure Package or the Prospectus or in the documents incorporated by reference therein has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(xxix)ERISA. (A) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any member of any group that includes the Company (as determined under Section 414(b), (c), (m), or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) (a “Company Affiliate”) for their employees or former employees has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company or its subsidiaries; and (C) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, there has not occurred any “accumulated funding deficiency” within the meaning of Section 412 of the Code or Section 302 of ERISA, respectively, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined as of the plan’s most recent actuarial report using the actuarial assumptions set forth therein, and such actuarial assumptions are reasonable in the aggregate. Neither the Company nor any Company Affiliate has incurred or is reasonably expected to incur any liability to any “multiemployer plan” within the meaning of Section 3(37) or 4001(a)(3) of ERISA. Other than with respect to furloughed employees or subsidized continuation coverage under the Consolidated Omnibus

Budget Reconciliation Act, neither the Company nor any Company Affiliate has incurred or is reasonably expected to incur an obligation to provide post-employment or retirement benefits under any “welfare plan” within the meaning of Section 3(1) of ERISA to retired or terminated employees (other than as required by Section 4980B of the Code or Title I, Subtitle B, Part 6 of ERISA or any similar state or local law).
(xxx)Accounting Controls and Disclosure Controls. The Company and each of its Subsidiaries maintain systems of “internal control over financial reporting” (as defined under Rule 13a-15(f) under the 1934 Act Regulations) that have been designed to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the book value for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences ; and (E) the interactive data in eXtensible Business Reporting Language included in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents in all material respects the information called for and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
(xxxi)Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or to the knowledge of the Company, on the part of any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including without limitation Section 402 related to loans and Sections 302 and 906 related to certifications.
(xxxii)Payment of Taxes. The Company and its Subsidiaries have paid all United States federal, state, local and foreign taxes (including remittance of any withholding taxes and including any interest, additions to tax or penalties applicable to any taxes, if any) and have timely filed (taking into account any applicable extensions) all tax returns required by law to be paid or filed through the date hereof, except for taxes being contested in good faith by appropriate procedures and as to which adequate reserves have been established by the Company or its Subsidiaries in accordance with GAAP or where the failure to file such tax return or pay such tax would not, individually or in the aggregate, result in a Material Adverse Effect. No deficiencies for taxes of the Company or its Subsidiaries have been assessed by a tax authority, and no deficiencies for taxes of the Company or its Subsidiaries have, to the Company’s knowledge, been proposed by a tax authority, except for such deficiencies being contested in good faith and for which adequate reserves have been established in accordance with GAAP, or such deficiencies as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(xxxiii)Insurance. The Company and its Subsidiaries carry, or are covered by, insurance issued by insurers of nationally recognized financial responsibility in such amounts and covering such risks as, in the Company’s judgment, is reasonably adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business. All such insurance is outstanding and duly in force in all material respects on the date hereof.
(xxxiv)Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries, on the other, that is required to be disclosed pursuant to Item 404 of Regulation S-K and that is not described or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.
(xxxv)Investment Company Act. The Company is not required to register as an “investment company” under the Investment Company Act of 1940, as amended.
(xxxvi)Absence of Manipulation. Neither the Company nor, to the knowledge of the Company, any affiliate of the Company has taken, nor will the Company or, to the knowledge of the Company any affiliate take, directly or indirectly, any action which is designed to or which would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of the 1934 Act or the 1934 Act Regulations.
(xxxvii)Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by the Company or any of its subsidiaries of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law, including, without limitation, any corrupt offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or other applicable anti-bribery and anti-corruption laws; and the Company, its subsidiaries, and, to the knowledge of the Company, its controlled affiliates have conducted their businesses in compliance with the FCPA and other applicable anti-bribery and anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. The Company will not directly or indirectly use the proceeds of the sale of the Securities in violation of the FCPA or other applicable anti-bribery or anti-corruption laws.
(xxxviii) Money Laundering Laws. To the knowledge of the Company, the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements relating to money laundering applicable to the Company and any Subsidiary of the

Company, and any related or similar statutes, rules, regulations or guidelines, issued administered or enforced by any Governmental Entity in any applicable jurisdiction, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(xxxix)Sanctions. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director or officer, agent, employee, affiliate, or representative of the Company or any Subsidiary acting on behalf of the Company or any of its Subsidiaries (i) is an individual or entity (“Person”) currently, or is a Person that has been at any time since April 24, 2019, the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); (ii) is or has been at any time since April 24, 2019 located, organized in, operating from or resident in a country or territory that is, or has been at any time since April 24, 2019, the target of Sanctions; (iii) is 50% or more owned or controlled by one or more Persons described in (i)-(ii); or (iv) has, since April 24, 2019, directly or, to the knowledge of the Company, indirectly engaged in, nor is now engaged in nor has plans to engage in, any transactions or dealings with or involving any Person, or in any country or territory, that at the time of the dealing or transaction is or was the target of Sanctions. The Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, (i) to fund, finance or facilitate any activities, business or transaction with any Person, or in any country or territory, that, at the time of such funding, financing or facilitating is the target of Sanctions or (ii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.
(xl)Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus or in the documents incorporated by reference therein are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources and, to the extent required, the Company has obtained the written consent to the use of such data from such sources. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus or in the documents incorporated by reference therein is not based on or derived from sources that are reliable and accurate in all material respects.
(xli)Data Privacy. The Company and its subsidiaries and, to the knowledge of the Company, all affiliates, vendors, processors, or other third parties processing or otherwise accessing, or sharing Personal Information (as defined below) by, for, with or on behalf of the Company and its subsidiaries (“Data Partners”), comply and have at all times complied in all material respects with (A) all applicable laws, regulations, guidelines, orders, and guidance relating to the privacy, security, or processing of information that is considered “personal information,” “personal data,” “nonpublic personal information,” “personally identifiable information,” “biometric information,” biometric identifier,” or similar term by one or more laws or regulations (“Personal Information”), data breach notification, website and mobile application privacy policies and practices, social security number protection, processing and security of payment card information, and email, text message, or telephone communications (“Privacy Laws”); (B) each external or internal, past or present, policy, notice and/or statement applicable to the Company and its subsidiaries relating to Personal Information (“Privacy Policies”); and (C) all contractual commitments that the Company or its subsidiaries have entered into relating to the processing of Personal Information ((A)-(C) collectively, the “Data Security Requirements”). The Company and its subsidiaries have at all times presented a Privacy Policy to individuals prior to the collection of any Personal Information, and all Privacy Policies are and have at all times been in all material respects accurate, consistent, and complete and not misleading or deceptive (including by omission). Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries, the execution, delivery, and performance of this Agreement and the transactions hereunder do not and will not (1) conflict with or result in a violation or breach of any Data Security Requirements; (2) require the consent of or provision of notice to any Person concerning such Person’s Personal Information; or (3) give rise to any right of termination or other right to impair or limit rights to own and process any Personal Information used in or necessary for the operation of the Company and its subsidiaries’ business.
(xlii)Cybersecurity. (A) There has been no material security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its subsidiaries information technology and computer systems, networks, hardware, software, data (including Personal Information) and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by Data Partners), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its subsidiaries have been notified of or been required to notify, and each of them have no knowledge of any event or condition that could result in, any material security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and/or non-compliance with applicable Privacy Laws and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by Data Security Requirements.
(xliii)Equity Awards. With respect to the stock options, share awards (including restricted share units) and/or other equity-based awards (the “Equity Awards”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (each such arrangement, a “Company Plan”), (i) each grant of an Equity Award was duly authorized in compliance with applicable law, including with respect to the date on which the grant of such Equity Award was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof), and any required stockholder approval by the necessary number of votes or written consents, and (ii) each such grant was made in accordance with the terms of the applicable Company Plan, and, to the extent applicable, the 1934 Act and the rules of The Nasdaq Stock Market LLC. There is no and has been no policy or practice of the Company to coordinate the grant of Equity Awards prior to the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.
(xliv)Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the General Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
(xlv)Outbound Investment Rule. Neither the Company nor any of its subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. The transactions contemplated in this Agreement will not result in the establishment of a covered foreign person or the engagement by a “person of a country of concern,” as defined in 31 C.F.R. § 850.221, in a covered activity, as that term is defined in 31 C.F.R. § 850.208. Neither the Company nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity,” as defined in 31 C.F.R. § 850.208.
(xlvi)Absence of Manipulation. The Company has not taken, and will not take, directly or indirectly, any action which is designed to or which constituted or would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of Regulation M under the 1934 Act.
(b)Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.
Section 2.Sale and Delivery to Underwriters; Closing.
(a)Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, (i) the Company agrees to sell to each Underwriter, and each Underwriter agrees to purchase from the Company, at a purchase price per share of $27.23, the number of Firm Securities set forth in Schedule A opposite the name of such Underwriter and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Company agrees to sell to each Underwriter, and each Underwriter agrees to purchase from the Company, at the purchase price per share set forth in clause (i) of this Section 2 (provided that the purchase price per Optional Security shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities), that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Securities by a fraction, the numerator of which is the maximum number of Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the maximum number of Optional Securities that all of the Underwriters are entitled to purchase hereunder.
(b)The Company hereby grants to the Underwriters the right to purchase at their election up to 8,181,818 Optional Securities, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Security shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities. Any such election to purchase Optional Securities may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Closing Time (as defined in Section 2(b) hereof) or, unless you and the Company otherwise agree in writing, earlier than one or later than ten business days after the date of such notice..
(c)Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Firm Securities shall be made remotely or at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, NY 10020, or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:00 A.M. (New York City time) on December 8, 2025, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company, and, with respect to the Optional Securities, 9:00 a.m., New York time, on the date specified by the Underwriters in the written notice given by the Underwriters of the Underwriters’ election to purchase such Optional Securities, or such other time and date as the Underwriters and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Closing Time”, such time and date for delivery of the Optional Securities, if not the First Closing Time, is herein called the “Second Closing Time”, and each such time and date for delivery is herein called a “Closing Time”.
Payment shall be made to the Company by wire transfer of immediately available funds to a bank account or accounts designated by the Company against delivery to Goldman Sachs for the respective accounts of the Underwriters of certificates or security entitlements for the Securities to be purchased by them at such Closing Time. It is understood that each Underwriter has authorized Goldman Sachs, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities, if any, which it has agreed to purchase. Goldman Sachs, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities being purchased at such Closing Time, if any, to be purchased by any Underwriter whose funds have not been received by such Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.
Section 3.Covenants of the Company . The Company covenants with each Underwriter as follows:
(a)Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will promptly notify the Underwriters, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed (which notice shall be deemed given upon filing with the Commission pursuant to EDGAR), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the 1933 Act. The Company will make reasonable best efforts to prevent the issuance of any stop order, prevention or suspension described in clause (iv) above and, if any such order is issued, to obtain the lifting thereof as soon as reasonably practicable.
(b)Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Underwriters notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriters with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Underwriters or counsel for the Underwriters shall reasonably object, provided that the Company shall not be prevented from filing any amendment or supplement that it has concluded is required by law. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Underwriters notice of any filings made by the Company pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Underwriters notice of its intention to make any such filing from the Applicable Time to the Second Closing Time and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object, provided that the Company shall not be prevented from filing any document that it has concluded is required by law.
(c)Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and each amendment thereto and conformed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(d)Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of any Issuer Free Writing Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus, the Issuer Free Writing Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(e)Blue Sky Qualifications. If required by applicable law, the Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may reasonably request and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(f)Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available (which may be satisfied by filing with the Commission pursuant to EDGAR) to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(g)Use of Proceeds. The Company will not use the net proceeds received by it from the sale of the Securities in violation of any Sanctions or Money Laundering Laws.
(h)Listing. The Company will use its reasonable best efforts to maintain the listing of the Securities on the Nasdaq Global Select Market (it being understood that the foregoing shall not prohibit the Company from changing the principal listing of the Common Stock to the New York Stock Exchange (collectively with The Nasdaq Global Select Market, the “Stock Markets”), in which case such covenant to use reasonable best efforts shall instead apply with respect to such Stock Market).
(i)Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.
(j)Free Writing Prospectuses. Other than the Issuer Free Writing Prospectus, the Company agrees that it will not make any offer relating to the Securities that would constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433.
(k)Certification Regarding Beneficial Owners. The Company will deliver to the Underwriters, prior to or at the First Closing Time, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Underwriters may reasonably request in connection with the verification of the foregoing certification.
(l)Testing-the-Waters Materials. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.
(m)Company Tax Considerations. The Company will deliver to each Underwriter (or its agent), on or before each Closing Time, (i) a certificate that the Company is not a “United States real property holding corporation,” dated not more than thirty (30) days prior to each Closing Time, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) proof of delivery to the IRS of the required notice, as described in Treasury Regulations 1.897-2(h)(2).
Section 4.Payment of Expenses.
(a)Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of the

Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company or with the Company's prior written consent in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered by the Company in connection with the road show, (viii) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, which fees and expenses taken together with the legal fees described in clause (v), shall not exceed $40,000 in the aggregate, (ix) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Securities to the Underwriters and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii). Except as provided in this Section 4(a) or 4(b), the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel, stock transfer taxes payable on the resale of any of the Securities by them and any advertising expenses in connection with any offers they may make.
(b)Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 (as a result of the failure of a condition set forth in clause (a), (b), (e), (g), (h), (i) or (k)) or Section 9(a) hereof, the Company shall reimburse the Underwriters for all of their accountable and documented out-of-pocket expenses actually incurred, including the reasonable fees and disbursements of counsel for the Underwriters.
Section 5.Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
(a)Effectiveness of Registration Statement; Rule 430B Information. The Registration Statement, including any Rule 462(b) Registration Statement, was filed by the Company with the Commission and became effective upon filing in accordance with Rule 462(e). The Prospectus shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8). At the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued by the Commission under the 1933 Act, no order preventing or suspending the use of the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened; and the Company has complied with each request (if any) from the Commission for additional information.

(b)Opinion of Counsel for Company. At each Closing Time, the Underwriters shall have received the favorable opinion letter and negative assurance letter, dated such Closing Time, of Wachtell, Lipton, Rosen & Katz, counsel for the Company, in form and substance reasonably satisfactory to the counsel for the Underwriters.
(c)[Reserved].
(d)Opinion of Counsel for Underwriters. At each Closing Time, the Underwriters shall have received the favorable opinion, dated such Closing Time, of Latham & Watkins LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.
(e)Officers’ Certificate. At each Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any fact or circumstance that has had, or would reasonably be expected to have, a Material Adverse Effect, and the Underwriters shall have received a certificate of the Chief Executive Officer of the Company and of the chief financial or chief accounting officer of the Company, dated as of such Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of such Closing Time (except for those representations and warranties made as of a specific date which shall remain true and correct as of such date), (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.
(f)[Reserved].
(g)Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from Deloitte & Touche LLP a letter, dated such date, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
(h)Bring-down Comfort Letter. At each Closing Time, the Underwriters shall have received from Deloitte & Touche LLP a letter, dated as of such Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to such Closing Time.
(i)DTC. At each Closing Time, the Securities being sold such Closing Time shall be eligible for clearance and settlement through The Depository Trust Company.
(j)Continued Listing. At each Closing Time, the Securities shall continue to be listed on the Nasdaq Global Select Market.

(k)No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.
(l)Clear Market. During a period of 60 days from the date of the Prospectus, the Company will not, without the prior written consent of Goldman Sachs, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file or confidentially submit any registration statement or prospectus under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or settlement of a restricted stock unit or other equity awards or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock or restricted stock units or other equity awards granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or any successor to or continuation of an existing employee benefit plan, and (D) any shares of Common Stock issued or options to purchase Common Stock or restricted stock units or other equity awards granted pursuant to any stock plan or dividend reinvestment plan referred to in the General Disclosure Package and the Prospectus.
(m)Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
(n)[Reserved.]
(o)Additional Information. At or prior to each Closing Time, the Underwriters and counsel for the Underwriters shall have been furnished with such further certificates and documents the Underwriters may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated herein and related proceedings, or in to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, or otherwise in connection with the offering contemplated hereby; and all opinions and certificates mentioned above or elsewhere in this Agreement shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, it being understood that any opinion attached as a form to this Agreement shall be acceptable to the Underwriters if delivered substantially in such form.
(p)Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to such Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15, 16, 17 and 18 shall survive any such termination and remain in full force and effect.
Section 6.Indemnification.
(a)Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its Affiliates, its directors, its officers, its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
(i)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information contained in the Prospectus and deemed by virtue of Rule 430B or Rule 430C of the 1933 Act Regulations to be a part of the Registration Statement, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the written approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any Written Testing-the-Waters Communication, the General Disclosure Package, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company; and
(iii)against any and all expense whatsoever, as incurred (including the reasonable, documented fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that the indemnification available pursuant to this Section 6 shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the information contained in the Prospectus and deemed by virtue of Rule 430B or 430C of the 1933 Act Regulations to be a part of the Registration Statement, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Marketing Materials in reliance upon and in conformity with the Underwriter Information.
(b)[Reserved.]
(c)Indemnification of Company, Directors and Officers. Each Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the information contained in the Prospectus and deemed by virtue of Rule 430B or Rule 430C of the 1933 Act Regulations to be a part of the Registration

Statement, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.
(d)Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Sections 6(a) and 6(b) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company; provided, that in each such case the indemnifying party shall pay the fees and disbursements of such counsel related to such proceeding. In any such action, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel , (ii) representation of indemnified parties by the same counsel would be inappropriate due to actual or potential differing interests between or among them, (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iv) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party, or (v) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
Section 7.Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total price at which the Shares underwritten by the Underwriters and distributed to the public were offered to the public, in each case as set forth on the cover of the Prospectus.
The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.
Section 8.Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities at each Closing Time.
Section 9.Termination of Agreement.
(a)The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to each Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, or (iv) if trading generally on the New York Stock Exchange or in the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) if a banking moratorium has been declared by either Federal or New York authorities. Notice of any termination of this Agreement shall be promptly given to the Company by telecopy, mail or email and shall be subsequently confirmed by letter.
(b)Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15, 16, 17 and 18 shall survive such termination and remain in full force and effect.
Section 10.[Reserved.]
Section 11.Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Goldman Sachs c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, attention Registration Department; BofA c/o BofA Securities, Inc., One Bryant Park New York, New York 10036, attention: Syndicate Department, Email: dg.ecm_execution_services@bofa.com with a copy to attention: ECM legal, Email” dg.ecm_legal@bofa.com; Citi c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, attention: General Counsel, facsimile number 1-646-291-1469; Deutsche Bank Securities Inc., 1 Columbus Circle, New York, New York 10019, attention: General Counsel, email: dbcapmarkets.gcnotices@list.db.com; and Mizuho c/o Mizuho Securities USA LLC at 1271 Avenue of the Americas, New York, New York 10020 (US-ECM@mizuhogroup.com), with a copy to Latham & Watkins LLP, 1271 Avenue of the Americas, New York, New York 10020, attention of Greg Rodgers and Erika Weinberg; notices to the Company shall be directed to it at 234 1st Street, San Francisco, California 94105, attention Chief Financial Officer, with a copy to it at 234 1st Street, San Francisco, California 94105, attention General Counsel.
In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
Section 12.No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any of its subsidiaries, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company, (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.
Section 13.Recognition of the U.S. Special Resolution Regimes.
(a)In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
Section 14.Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and its successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and its successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and its successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
Section 15.Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 16.GOVERNING LAW. THIS AGREEMENT (INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
Section 17.Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
Section 18.TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
Section 19.Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters with respect to the subject matter hereof.
Section 20.Partial Enforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
Section 21.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including in portable document format (.pdf) or any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
Section 22.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
[Signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.
Very truly yours,

SOFI TECHNOLOGIES, INC.

By:
Name:    Christopher Lapointe
Title:    Chief Financial Officer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:
GOLDMAN SACHS & CO. LLC

By:
Authorized Signatory

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:
BOFA SECURITIES INC.

By:
Authorized Signatory

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:
CITIGROUP GLOBAL MARKETS INC.

By:
Authorized Signatory

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:
DEUTSCHE BANK SECURITIES INC.

By:
Authorized Signatory

By:
Authorized Signatory

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:
MIZUHO SECURITIES USA LLC

By:
Authorized Signatory

[Signature Page to Underwriting Agreement]

SCHEDULE A

Name of Underwriter	Number of Firm Securities	Number of Optional Securities

Goldman Sachs & Co. LLC	15,272,726	2,290,910
BofA Securities, Inc.	9,818,182	1,472,727
Citigroup Global Markets Inc.	9,818,182	1,472,727
Deutsche Bank Securities Inc.	9,818,182	1,472,727
Mizuho Securities USA LLC	9,818,182	1,472,727
Total	54,545,454	8,181,818

Sch. A-1

SCHEDULE B
Written Testing-the-Waters Communications
None.
Sch. B-1

SCHEDULE C
General Disclosure Package
1.Press release issued by the Company filed as a free writing prospectus on December 4, 2025.
Pricing Information
1.The public offering price per share for the Securities shall be $27.50.
Sch. C-1